UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2010

Playboy Enterprises, Inc.
_______________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-14790	36-4249478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 North Lake Shore Drive, Chicago, Illinois 60611
__________________________________________

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (312) 751-8000

Not applicable.
_____________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2010, Playboy Enterprises, Inc. (the “Company”) announced the election of Christoph Pachler as Executive Vice President and Chief Financial Officer, effective May 24, 2010.

Mr. Pachler, 43, has been Senior Vice President – Strategy and Operations of Sony Pictures Entertainment (“Sony”) since 2008.  Pachler joined Sony in 1997 as Finance Director. Beginning in 2002, he focused on business development and new initiatives as Vice President of Strategic Planning.  Named Divisional Chief Financial Officer/Senior Vice President in 2005, Pachler managed the financial aspects of Sony’s rapidly growing international TV division. Mr. Pachler also serves on the board of three international entertainment companies, including Lean-M, Huaso and Tuvalu Media. He began his career with The Kushner-Locke Company in 1994 and held a series of increasingly responsible positions with other companies in the entertainment industry before joining Sony. A native of Austria, Pachler holds an MBA from the University of Business and Economics in Vienna, Austria, and a Masters in International Relations from the University of Amsterdam.

In connection with his employment, Mr. Pachler and the Company entered into an employment agreement, dated April 14, 2010. The agreement may be terminated by either party at any time, with or without cause.  Under the terms of the agreement, Mr. Pachler will receive an annual base salary of $415,000, subject to adjustment pursuant to the Company’s employee compensation policies. Mr. Pachler will be eligible to participate in a board approved incentive compensation plan at a target amount of 40% of his base salary. Mr. Pachler will also receive a one-time grant of options to purchase 275,000 shares of the Company’s Class B common stock.  The stock options will vest ratably over a period of four years. The exercise price of the stock options will equal the closing price of the Company’s Class B common stock on the grant date.

The agreement with Mr. Pachler also provides that, in the event Mr. Pachler is terminated by the Company without cause, he will be entitled to a severance payment of $415,000, plus an additional $166,000 in lieu of any outstanding payment under a board approved incentive compensation plan, and health and welfare benefits for up to twelve months after termination. Mr. Pachler shall be subject to certain non-competition and non-solicitation provisions for the term of his employment with the Company and one year thereafter.

Mr. Pachler succeeds Robert D. Campbell, who has been serving as the Company’s Interim Chief Financial Officer in connection with the transition to a new chief financial officer. Mr. Campbell will continue to oversee key functions of the Company’s financial management as Senior Vice President, Treasurer and Strategic Planning, Assistant Secretary.

Section 7—Regulation FD

Item 7.01.	Regulation FD Disclosure.

On April 26, 2010, the Company issued a press release regarding Mr. Pachler’s appointment.  A copy of the press release is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press Release issued by Playboy Enterprises, Inc. on April 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2010	PLAYBOY ENTERPRISES, INC.

	By:	/s/ Howard Shapiro
Howard Shapiro
Executive Vice President, Law and
Administration, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit
	Number	Description

(d)	Exhibits

	99.1	Press Release issued by Playboy Enterprises, Inc. on April 26, 2010